Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

(As adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002)

For the Quarterly Report of Life Partners Holdings, Inc. (the “Company”) on Form 10-Q for the period ending August 31, 2013 (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies that:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: October 15, 2013

/s/ Brian D. Pardo
Brian D. Pardo
Chairman of the Board and
Chief Executive Officer

/s/ Colette Pieper
Colette Pieper
Chief Accounting Officer